AMERICAN CENTURY MUTUAL FUNDS, INC.

ARTICLES SUPPLEMENTARY

AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The Corporation is registered as an open-end company under the Investment
Company Act of 1940.

SECOND:  Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation of the Corporation,
the Board of Directors of the Corporation has increased in some cases and decreased in some cases the number of shares of capital stock of certain series that the
Corporation has authority to issue in accordance with Section 2-105(c) of the
Maryland General Corporation Law (the “Reallocation”).

THIRD:  Immediately prior to the Reallocation the Corporation had the authority to issue Eleven Billion One Hundred Million (11,100,000,000) shares of capital stock.
Following the Reallocation, the Corporation has the authority to issue Eleven Billion
One Hundred Million (11,100,000,000) shares of capital stock.

FOURTH:  The par value of shares of the Corporation's capital stock before the
Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

FIFTH:  Immediately prior to the Reallocation, the aggregate par value of all shares of stock that the Corporation was authorized to issue was One Hundred Eleven Million
Dollars ($111,000,000). After giving effect to the Reallocation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is
One Hundred Eleven Million Dollars ($111,000,000).

SIXTH:  Immediately prior to the Reallocation, the eighteen (18) Series of stock of the Corporation and the number of shares and aggregate par value of each was as follows:

Series    No. of Shares Aggregate Par Value
Growth Fund   1,310,000,000 $13,100,000
Select Fund     515,000,000   5,150,000
Ultra Fund   3,950,000,000  39,500,000
Vista Fund   1,200,000,000  12,000,000
Heritage Fund     640,000,000   6,400,000
Giftrust Fund     200,000,000   2,000,000
Balanced Fund     265,000,000   2,650,000
New Opportunities Fund    300,000,000   3,000,000
Capital Value Fund    265,000,000   2,650,000
Veedot Fund     300,000,000   3,000,000
Capital Growth Fund    710,000,000   7,100,000
New Opportunities II Fund   375,000,000   3,750,000
Fundamental Equity Fund    460,000,000   4,600,000
Focused Growth Fund    100,000,000   1,000,000
Small Cap Growth Fund    155,000,000   1,550,000
Mid Cap Growth Fund    155,000,000   1,550,000
NT Growth Fund     100,000,000   1,000,000
NT Vista Fund     100,000,000   1,000,000

SEVENTH:  Immediately prior to the Reallocation, the number of shares and aggregate par value of each allocated among the Classes of shares is as follows:

Series Name Class Name No. of Shares Aggregate Par Value

Growth Fund Investor 800,000,000 $8,000,000
  Institutional 150,000,000  1,500,000
  Advisor  310,000,000  3,100,000
  R   50,000,000    500,000

Select Fund Investor 300,000,000  3,000,000
  Institutional  40,000,000    400,000
  A   75,000,000    750,000
  B   25,000,000    250,000
  C   25,000,000    250,000
  R   50,000,000    500,000

Ultra Fund Investor      3,500,000,000 35,000,000
  Institutional 200,000,000  2,000,000
  A  100,000,000  1,000,000
  R   50,000,000    500,000
  C   50,000,000    500,000
  B   50,000,000    500,000

Vista Fund Investor        800,000,000  8,000,000
  Institutional  80,000,000    800,000
  Advisor   10,000,000  3,100,000
  R   10,000,000    100,000

Heritage Fund Investor 400,000,000  4,000,000
  Institutional  40,000,000    400,000
  A  100,000,000  1,000,000
  C   35,000,000    350,000
  B   35,000,000    350,000
  R   30,000,000    300,000

Giftrust Fund Investor 200,000,000  2,000,000

Balanced Fund Investor 250,000,000  2,500,000
  Institutional  15,000,000    150,000

New Opportunities Fund
  Investor 300,000,000  3,000,000

Capital Value Fund
  Investor 200,000,000  2,000,000
  Institutional  15,000,000    150,000
  Advisor   50,000,000    500,000

Veedot Fund Investor 200,000,000  2,000,000
  Institutional 100,000,000  1,000,000

New Opportunities II Fund
  Investor 165,000,000  1,650,000
  Institutional  50,000,000    500,000
  A  100,000,000  1,000,000
  B   20,000,000    200,000
  C   20,000,000    200,000
  R   20,000,000    200,000

Capital Growth Fund
  Investor 300,000,000  3,000,000
  Institutional  50,000,000    500,000
  R   60,000,000    600,000
  A  100,000,000  1,000,000
  B  100,000,000  1,000,000
  C  100,000,000  1,000,000

Fundamental Equity Fund
  Investor        200,000,000  2,000,000
  Institutional  50,000,000    500,000
  R   60,000,000    600,000
  A   50,000,000    500,000
  B   50,000,000    500,000
  C   50,000,000    500,000

Focused Growth Fund
  Investor  50,000,000    500,000
  Institutional  10,000,000    100,000
  A   10,000,000    100,000
  B   10,000,000    100,000
  C   10,000,000    100,000
  R   10,000,000    100,000

Small Cap Growth Fund
  Investor  55,000,000    550,000
  Institutional  50,000,000    500,000
  A   20,000,000    200,000
  B   10,000,000    100,000
  C   10,000,000    100,000
  R   10,000,000    100,000

Mid Cap Growth Fund
  Investor  55,000,000    550,000
  Institutional  50,000,000    500,000
  A   20,000,000    200,000
  B   10,000,000    100,000
  C   10,000,000    100,000
  R   10,000,000    100,000

NT Growth Fund Institutional 100,000,000  1,000,000

NT Vista Fund Institutional 100,000,000  1,000,000

EIGHTH:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation of
the Corporation, the Board of Directors of the Corporation has allocated
Eleven Billion One Hundred Million (11,100,000,000) shares of the Eleven
Billion One Hundred Million (11,100,000,000) shares of authorized capital stock of the Corporation among the eighteen (18) Series of stock of the
Corporation as follows:

Series    No. of Shares Aggregate Par
      Value
Growth Fund   1,310,000,000 $13,100,000
Select Fund     515,000,000   5,150,000
Ultra Fund   3,950,000,000  39,500,000
Vista Fund   1,200,000,000  12,000,000
Heritage Fund     640,000,000   6,400,000
Giftrust Fund     200,000,000   2,000,000
Balanced Fund     265,000,000   2,650,000
New Opportunities Fund    300,000,000   3,000,000
Capital Value Fund    265,000,000   2,650,000
Veedot Fund     300,000,000   3,000,000
Capital Growth Fund    710,000,000   7,100,000
New Opportunities II Fund   375,000,000   3,750,000
Fundamental Equity Fund    460,000,000   4,600,000
Focused Growth Fund    100,000,000   1,000,000
Small Cap Growth Fund    155,000,000   1,550,000
Mid Cap Growth Fund    155,000,000   1,550,000
NT Growth Fund     100,000,000   1,000,000
NT Vista Fund     100,000,000   1,000,000

NINTH: Pursuant to authority expressly vested in the Board of Directors by
Article FIFTH and Article SEVENTH of the Articles of Incorporation,
the Board of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a “Class”) for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the
Series in Article EIGHTH above among the Classes of shares.  As a result of the action taken by the Board of Directors, the Classes of shares of the eighteen (18)
Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

Series Name Class Name No. of Shares  Par Value
Growth Fund Investor 800,000,000        $8,000,000
  Institutional 150,000,000  1,500,000
  Advisor  310,000,000  3,100,000
  R   50,000,000    500,000

Select Fund Investor 300,000,000  3,000,000
  Institutional  40,000,000    400,000
  A   75,000,000    750,000
  B   25,000,000    250,000
  C   25,000,000    250,000
  R   50,000,000    500,000

Ultra Fund Investor      3,500,000,000        35,000,000
  Institutional 200,000,000  2,000,000
  A  100,000,000  1,000,000
  R   50,000,000    500,000
  C   50,000,000    500,000
  B   50,000,000    500,000

Vista Fund Investor 800,000,000  8,000,000
  Institutional  80,000,000    800,000
  Advisor  310,000,000  3,100,000
  R   10,000,000    100,000

Heritage Fund Investor 400,000,000  4,000,000
  Institutional  40,000,000    400,000
  A  100,000,000  1,000,000
  C   35,000,000    350,000
  B   35,000,000    350,000
  R   30,000,000    300,000

Giftrust Fund Investor 200,000,000  2,000,000

Balanced Fund Investor 250,000,000  2,500,000
  Institutional  15,000,000    150,000

New Opportunities Fund
    Investor 300,000,000  3,000,000

Capital Value Fund
  Investor 200,000,000  2,000,000
  Institutional  15,000,000    150,000
  Advisor   50,000,000           500,000

Veedot Fund Investor 200,000,000  2,000,000
  Institutional 100,000,000  1,000,000

New Opportunities II Fund
  Investor 165,000,000  1,650,000
  Institutional  50,000,000    500,000
  A  100,000,000  1,000,000
  B   20,000,000    200,000
  C   20,000,000    200,000
  R   20,000,000    200,000

Capital Growth Fund
  Investor 300,000,000    3,000,000
  Institutional  50,000,000    500,000
  R   60,000,000    600,000
  A  100,000,000  1,000,000
  B  100,000,000  1,000,000
  C  100,000,000  1,000,000

Fundamental Equity Fund
  Investor 200,000,000  2,000,000
  Institutional  25,000,000    250,000
  R   10,000,000    100,000
  A  150,000,000  1,500,000
  B   25,000,000    250,000
  C   50,000,000    500,000

Focused Growth Fund
  Investor  50,000,000    500,000
  Institutional  10,000,000    100,000
  A   10,000,000    100,000
  B   10,000,000    100,000
  C   10,000,000    100,000
  R   10,000,000    100,000

Small Cap Growth Fund
  Investor  55,000,000    550,000
  Institutional  50,000,000    500,000
  A   20,000,000    200,000
  B   10,000,000    100,000
  C   10,000,000    100,000
  R   10,000,000    100,000

Mid Cap Growth Fund
  Investor  55,000,000    550,000
  Institutional  50,000,000    500,000
  A   20,000,000    200,000
  B   10,000,000    100,000
  C   10,000,000    100,000
  R   10,000,000    100,000

NT Growth Fund Institutional 100,000,000  1,000,000

NT Vista Fund Institutional 100,000,000  1,000,000

TENTH: Except as otherwise provided by the express provisions of these
Articles Supplementary, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to serialize, classify or reclassify and issue any unissued shares of any Series or
Class or any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

ELEVENTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the Articles of Incorporation of the Corporation and is not changed by these Articles Supplementary, except with respect to the creation and/or designation of the various Series.

TWELFTH:  The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

IN WITNESS WHEREOF, AMERICAN CENTURY MUTUAL FUNDS, INC. has caused these
Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant
Secretary on this 5th day of June, 2008.

ATTEST:    AMERICAN CENTURY MUTUAL FUNDS, INC.

/s/ Otis H. Cowan  /s/ Charles A. Etherington
Name:  Otis H. Cowan  Name:   Charles A. Etherington
Title:  Assistant Secretary Title:      Senior Vice President

THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY MUTUAL FUNDS, INC.,
who executed on behalf of said Corporation the foregoing Articles Supplementary to the Charter, of which this certificate is made a part, hereby acknowledges, in the name of and on behalf of said Corporation, the foregoing Articles
Supplementary to the Charter to be the corporate act of said Corporation, and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

June 5, 2008   /s/ Charles A. Etherington
    Charles A. Etherington, Senior Vice President